                             NOTE PURCHASE AGREEMENT


         This Note Purchase Agreement (the "Agreement") is made as of June 19, 1996 between Kat*Man*Du Entertainment Corp., a Delaware corporation (the "Company"), KatManDu Corporation ("KatCorp."), a Pennsylvania corporation, KatManDu Investment Partners ("KIP"), a Pennsylvania limited partnership and T-KAT Corp. ("T-KAT"), a New Jersey corporation, on the one hand, and the parties listed on Exhibit A hereto (the "Purchasers"), each of whom has executed a Confidential Purchaser Questionnaire, a copy of which is attached hereto as Exhibit B, on the other hand.

         WHEREAS, the Company desires to sell and the Purchasers desire to purchase $1,100,000 of the Company's 10% Notes (the "Notes") substantially in the form set forth on Exhibit C attached hereto on the terms and conditions set forth herein; and

         WHEREAS, KatCorp., KIP and T-KAT (each a "Guarantor" and collectively the "Guarantors") have agreed to guaranty the obligations of the Company hereunder.

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

         1. Authorization. The Company has authorized the issuance to the Purchasers of up to $1,100,000 in principal amount of its Notes under the terms set forth herein and in the Notes, and has authorized the issuance of the Initial Shares (as hereinafter defined) on the terms and conditions set forth herein. The Notes and the Initial Shares to be issued pursuant hereto are collectively referred to as the "Securities".

         2. Payment of Notes. Subject to the terms and conditions hereof, the Notes shall be payable as set forth in the Notes.

                  2.1 Guaranty. The Notes shall be guaranteed by KatCorp., KIP and T-KAT, each of which will execute a Guaranty Agreement, substantially in the form set forth on Exhibit D attached hereto (the "Guaranty").

                  2.2 Interest. The Notes shall accrue interest on the unpaid principal amount at a rate of 10% per annum which interest shall be payable monthly in arrears beginning on August 1, 1996.

                  2.3 Due Date of Notes. The entire principal amount of the Notes plus accrued and unpaid interest thereon shall be due in full on the earlier of (i) the day following the day on which the Company closes an offering of shares of its common stock, par value $.001 per share ("Common Stock") or of any other equity or debt security pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (a "Public Offering"), or (ii) May 31, 1998.

                  2.4 Optional Prepayments. The Company may at any time or from time to time upon five (5) days prior written notice to the Purchasers prepay all or any portion of the Notes; provided that the Company may only prepay less than all of the Notes, pro-rata (i.e. the Company may prepay 20% of the principal balance of each of the Notes, etc.)

         3. Issuance of Common Stock.

                  (a) As additional consideration, simultaneously herewith the Company is issuing to the Purchasers that number of shares of its common stock in the aggregate the ("Initial Shares") as is equal to $850,000 divided by the proposed $6.00 sales price (the "Proposed Price") for the Common Stock in its proposed Public Offering. Such shares (rounded to the nearest whole share) will be issued to each Purchaser in proportion to the amount of the Notes being purchased by such Purchaser. In the event that the Public Offering is consummated and the price per share to the public is less than the Proposed Price, the Company shall issue to the Purchasers, without any additional consideration, that number of shares of Common Stock (rounded to the nearest whole number) as is equal to $850,000 divided by the price to the public in the Public Offering less the number of Initial Shares. In the event that the Public Offering is consummated and both (i) the "Pre-IPO Value of the Company" (as determined below) is less than $14,400,000 and (ii) the price per share to the public is greater than the Proposed Price, the Purchasers shall transfer to the Company, without any consideration, such number of shares of Common Stock (rounded to the nearest whole number) as shall equal the difference between (A) the number of Initial Shares and (B) the quotient obtained by dividing (1) $850,000 by (2) the gross sales price per share of the common stock sold in the Public Offering. The number of Initial Shares, as adjusted pursuant to clause
(i) or clause (ii) of the preceding sentence, as the case may be, is hereinafter referred to as the "Purchaser Stock". The Purchasers acknowledge that the certificates evidencing the Purchaser Stock will bear a legend substantially in the following form:

                  "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and must be held indefinitely unless they are transferred pursuant to an effective registration statement under that Act, or after receipt of an opinion of counsel reasonably satisfactory to the Company and its counsel that registration is not required."

and that, appropriate stop-transfer orders will be noted on the Company's stock records with respect to all Purchaser Stock so legended.

                  (b) The Pre-IPO Value of the Company shall be equal to the number of shares of Common Stock outstanding immediately prior to the issuance of the shares of Common Stock to be sold in the Public Offering multiplied by the per share price to the public at which such Public Offering has been consummated.

                  3.1 Optional Redemption of Common Stock. Commencing on February 28, 1997 and only if a Public Offering shall not have occurred prior to February 28, 1997, then and in such event, upon five (5) days prior written notice to the Purchasers, the Company shall have the option to redeem all (but not less than all) of the Initial Shares; provided, however, that the Company shall not have the right to exercise such option unless prior to, or simultaneously with, such exercise the Company shall have repaid the Notes in full. The aggregate amount to be paid by the Company for such optional redemption shall be paid in cash and shall be equal to:

               (a) $110,000, if such redemption shall occur on or before May 31, 1997;

               (b) $165,000, if such redemption shall occur after May 31, 1997 but on or before November 30, 1997; and

               (c) $220,000, if such redemption shall occur after December 1, 1997 but on or before May 31, 1998.

                  3.2 Mandatory Redemption. If a Public Offering shall not have occurred prior to February 28, 1997 and if the Initial Shares shall not have previously been redeemed in accordance with Section 3.1 above, then, and in such event, the Company shall be required to redeem such Initial Shares on May 31, 1998 in cash for an aggregate amount of $220,000.

                  3.3 Legends. The Initial Shares shall bear a legend, which legend shall indicate that such shares are subject to optional and mandatory redemption as provided in this Agreement.

                  3.4 Additional Shares of Common Stock. If the Notes shall not have been paid in full on or before June 15, 1998, then, and in such event, the Company shall issue to the Purchasers in the aggregate that number of shares that when added to the number of Initial Shares shall, after the issuance thereof, equal 20% of the then outstanding shares of the Common Stock of the Company. Such shares shall be issued pro rata to each of the Purchasers based upon the amount of the Initial Shares held by each such Purchaser.

         4. Registration. The Company agrees to include the Purchasers Stock in any registration statement filed by the Company in connection with a Public Offering (the "Registration Statement"). The Company agrees to keep such registration statement effective with respect to the Purchaser Stock until the earlier of (a) the 45th day after the day on which the Purchaser Stock is no longer subject to any "lock-up" agreement with the underwriter of such Public Offering or (b) the 15th day after which the Purchaser Stock may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (as defined below) or such other successor or similar rule which permits such sales.

         4.1 Registration Statement.

                  (a) Following the effective date of the Registration Statement, the Company shall, upon the request of any Purchaser, forthwith supply to such Purchaser such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act as shall have been requested.

                  (b) The Company shall pay all costs, fees and expenses in connection with the Registration Statement; provided, however, that the Purchaser shall be solely responsible for the fees of any counsel retained by the Purchaser in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Purchaser Stock sold by the Purchaser pursuant thereto.

                  (c) The Company shall indemnify and hold harmless the Purchaser from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any other registration statement filed by the Company under the Securities Act with respect to the registration of the Purchaser Stock, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Purchaser expressly for use therein, which indemnification shall include each person, if any, who controls the Purchaser within the meaning of the Securities Act and each officer, director, employee and agent of the Purchaser; provided, however, that the indemnification in this Section with respect to any prospectus shall not inure to the benefit of the Purchaser (or to the benefit of any person controlling the Purchaser) on account of any such loss, claim, damage or liability arising from the sale of Purchaser Stock by the Purchaser, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Purchaser by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Purchaser to the buyer prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the Purchaser or other person referred to above unless the Purchaser or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Purchaser expressly for use therein.

                  (d) If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                  (e) Neither the filing of the Registration Statement by the Company nor the making of any request for prospectuses by the Purchaser shall impose upon the Purchaser any obligation to sell the Purchaser Stock.

                  (f) The Purchaser, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Purchaser Stock until the Purchaser receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

         5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as follows:

                  5.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware. The Company has requisite corporate power and all materials licenses, permits and authorizations necessary to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each state where the ownership or leasing of property or the nature of business transacted requires such qualification and no other qualification is currently required in any other jurisdiction wherein the failure to be so qualified would be materially adverse to the Company.

                  5.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, issue the Securities, and to carry out and perform its obligations under the terms of this Agreement.

                  5.3 Authorization. All corporate action on the part of the Company and its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Securities, and the performance of the Company's obligations hereunder have been taken. This Agreement, when executed and delivered by the Company and the Purchasers shall constitute a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

                  5.4 Capitalization. The Company is authorized to issue 1,000,000 shares of Common Stock par value $.001 per share. As of May 31, 1996, there were issued and outstanding a total of 657,136 shares of Common Stock.

                  5.5 No Consent. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court of any other tribunal is required by the Company for the execution, delivery or performance by the Company of this Agreement or the execution, issuance, sale or delivery of the Securities. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery and performance by the Company of this Agreement, or the execution, issuance, sale or delivery of the Securities.

                  5.6 No Conflict. The execution, delivery and performance of this Agreement, and the execution, issuance, sale or delivery of the Securities will not violate, result in a breach of, conflict with (with or without the giving of notice or the passage of time or both) or entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement or understanding or violate or result in a breach of any term of the certificate of incorporation or by-laws of, or conflict with any law, rule, regulation, order, judgment or decree binding upon the Company or to which any of its operations, businesses, properties or assets are subject.

                  5.7 Proposed Public Offering. The Company currently contemplates a proposed Public Offering of 1,600,000 shares of its Common Stock. The Company expects that immediately prior to the closing of such Public Offering the Company will issue approximately 1,600,000 shares of its Common Stock in exchange for all of the issued and outstanding shares of the capital stock of KatCorp and T-KAT and all of the partnership interests in KIP and after such issuance the Company will have issued and outstanding approximately 2,400,000 shares of its Common Stock; so that, therefore, immediately after the closing of such Public Offering the Company will have outstanding approximately 4,000,000 shares of its Common Stock. The Company further expects that no other shares of any class of the Company's equity securities will be outstanding immediately after the closing of such Public Offering.

         6. Representations and Warranties of the Purchasers. The Purchasers for themselves only hereby represent and warrant to the Company with respect to this Agreement and to the issuance of the Securities as follows:

                  6.1 Authorization of Agreement. The execution, delivery and performance of this Agreement by such Purchaser has been duly authorized by all necessary action on the part of each such Purchaser, does not violate any laws or regulations applicable to such Purchaser and is the valid binding and enforceable obligation of such Purchaser in accordance with its terms.

                  6.2 Experience; Accredited Investor. Such Purchaser is experienced in evaluating and investing in the type of companies such as the Company. Such Purchaser is an "accredited investor" as that term is defined in rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder, and such Purchaser has accurately completed a Confidential Purchaser Questionnaire substantially in the form attached hereto as Exhibit B. Such Purchaser is financially able to bear the economic risk represented by the purchase of the Securities, including the ability to afford holding the Securities for an indefinite period or to afford a complete loss of this investment.

                  6.3 Investment. Such Purchaser is acquiring the Securities for investment for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein; and shall not make any sale, transfer or other disposition of the Securities without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available under those laws.

                  6.4 Access to Data. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management or its representatives and the opportunity to review the Company's facilities. Such Purchaser has reviewed (or has had reviewed on his behalf) the combined financial statements of KatCorp. and KIP attached hereto on Annex I, and the risk factors set forth on Annex II hereto.

                  6.5 Knowledge and Experience. Such Purchaser, together with his, her or its representatives have such knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

         7. Representations and Warranties of KatCorp., KIP and T-KAT. Each of KatCorp., KIP and T-KAT represent and warrant as follows:

                  7.1 Authorization of Agreement. The execution, delivery and performance of the Guaranty has been duly authorized by all necessary action on the part of such Guarantor, does not violate any laws or regulations applicable to such Guarantor and is the valid binding and enforceable obligation of such Guarantor in accordance with its terms.

         8. Further Covenants.

                  (a) Lock-Up Agreements. The Purchasers agree that upon demand of the underwriter of the Public Offering, each of the Purchasers will enter into a "lock-up" agreement with such underwriter with respect to the public sale, transfer or other disposition of the Purchaser Stock as may be required by the underwriters of such offering, such lock-up agreement: (a) to contain such terms and conditions as are customarily contained in such agreements, (b) to contain substantially the same terms and conditions as the lock-up agreements to be entered into between such underwriter and the holders of a majority of the outstanding shares of the Common Stock of the Company and (c) to provide for a "lock-up" period of no longer than seven (7) months.

                  (b) Resales of Securities. The Purchasers acknowledge that even if the Company is a "reporting company" under the Securities Exchange Act of 1934, as amended, the provisions of Rule 144 as currently promulgated under the 1933 Act to permit resales of the Securities are not available for at least two (2) years from the date the Securities are paid for and accepted, there can be no assurance that the conditions necessary to permit routine sales of the Securities under Rule 144 will be satisfied in that such sales require that the Company be current in filing periodic reports under the Securities Exchange Act of 1934, and, if Rule 144 should become available, sales made in reliance on its provisions could be made only in limited amounts and in accordance with the terms and conditions of the Rule. The Purchasers acknowledge that the Company is under no obligation to the Purchaser to register the Securities or to comply with the conditions of Rule 144 or take any other action necessary in order to make available any exemption for the resale of the Securities without registration.

                  (c) Company Covenants. The Company hereby covenants and agrees
(i) that until payment in full of all principal and interest due on the Notes, it will not pay or declare any cash or in kind dividends or other distributions with respect to its capital stock; and (ii) if the Company should receive proceeds in excess of $5,000,000 from the sale of any of its equity or debt securities it will, within three (3) days after the receipt of such proceeds prepay all of the Notes.

         9. Closing Conditions. The Company's and each Purchasers' obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction of the following conditions:

                  9.1. Conditions to the Purchasers' Obligations. Each Purchaser's obligation to purchase the Notes shall be subject to the satisfaction by the Company of the following conditions:

                           All proceedings taken in connection with the
                  transactions contemplated by this Agreement, and all documents and instruments necessary to the consummation thereof, shall be satisfactory in form and substance to Purchasers and their counsel, and the Purchasers and their counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which they requested in connection with the consummation of the transaction.

                  9.2. Conditions to the Company's Obligations. The Company's obligation to consummate the transactions contemplated in this Agreement is subject to all proceedings taken in connection with the transactions contemplated by this Agreement, and all documents and instruments necessary to the consummation thereof, including the Company's receipt of a confidential Purchaser Questionnaire from each

         Purchaser, shall be satisfactory in form and substance to the Company, and the Company's counsel.

         10. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of New York.

         11. Waivers and Amendments. With the written consent of the Purchasers then holding at least 66 2/3% of the outstanding principal amount of the Notes, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to this Agreement or to any supplemental agreement or modifying in any manner the rights and obligations of the Purchasers and of the Company. Notwithstanding anything to the contrary above, the payment of interest, time of payment of interest, the interest rate payable, payment of principal and time of payment of principal on the Notes may not be changed without the written consent of the Purchaser affected thereby. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given by the Company to the Purchasers who have not previously consented thereto in writing.

         12. Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 11 hereof.

         13. Notice. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

         If to the Company:         Kat*Man*Du Entertainment Corp.
                                    417 N. Columbus Blvd.
                                    Philadelphia, Pennsylvania 19123
                                    Attn: Mr. S. Lance Silver
                                    Telephone No. (215) 629-1444

         with a copy to:            Morse, Zelnick, Rose & Lander, LLP
                                    450 Park Avenue
                                    New York, New York 10022
                                    Attn: Howard L. Morse, Esq.

         If to the Purchasers at the addresses set forth on Exhibit A.

         with a copy to:            Goldstein, Axelrod & DiGioia
                                    369 Lexington Avenue
                                    New York, New York 10017
                                    Attn: Victor J. DiGioia, Esq.

         14. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts will constitute one and the same Agreement.

         15. New York Notification. Any Purchaser who is a resident of New York understands that: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE ATTORNEY GENERAL OF NEW YORK OR ANY OFFICIAL OR SIMILAR CAPACITY OF ANY STATE PASSED UPON THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS AGREEMENT OR THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         16. Florida Notification. Any Purchaser who is a resident of Florida understands that: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. ss.517.061(11)(a)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT") PROVIDES THAT ANY PURCHASER OF SECURITIES IN FLORIDA WHICH ARE EXEMPTED FROM REGISTRATION UNDER ss.517.061(11) OF THE FLORIDA ACT MAY WITHDRAW HIS AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHIN THREE BUSINESS DAYS AFTER HE TENDERS CONSIDERATION FOR SUCH SECURITIES. THEREFORE, ANY FLORIDA RESIDENT WHO PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT WITHIN THREE BUSINESS DAYS AFTER TENDERING CONSIDERATION FOR THE SECURITIES BY TELEPHONE, TELEGRAM, OR LETTER NOTICE TO THE COMPANY AT THE ADDRESS OR TELEPHONE NUMBER SET FORTH ON PAGE 10 HEREOF. ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING. ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


Kat*Man*Du Entertainment Corp.              KatManDu Corporation

By:___________________________________      By: ________________________________

KatManDu Investment Partners                         T-KAT Corp.

By:___________________________________      By: ________________________________

PURCHASER:

______________________________________



______________________________________      ____________________________________
         Jeffrey Markowitz                               Richard Friedman

______________________________________      ____________________________________

______________________________________      ____________________________________

______________________________________      ____________________________________

______________________________________      ____________________________________

______________________________________      ____________________________________

______________________________________      ____________________________________

                                    EXHIBIT A

                               List of Purchasers

                                    EXHIBIT B

                      Confidential Purchaser Questionnaire

                                    EXHIBIT C

                             Form of Promissory Note

                                    EXHIBIT D

                                Form of Guaranty

                                     ANNEX I

                                   Financials

                                    ANNEX II

                                  Risk Factors

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.



THIS NOTE IS SUBJECT TO THE TERMS OF A NOTE PURCHASE AGREEMENT, MADE AS OF JUNE 19, 1996, AMONG THE HOLDER OF THIS NOTE KAT*MAN*DU ENTERTAINMENT CORP. AND CERTAIN OTHER PARTIES, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF KAT*MAN*DU ENTERTAINMENT CORP.

                                                                    June  , 1996

                                                              New York, New York



                         KAT*MAN*DU ENTERTAINMENT CORP.

                            10% NOTE DUE MAY 31, 1998

         FOR VALUE RECEIVED, Kat*Man*Du Entertainment Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of ___________ ______________________, or registered assigns, at the offices of ___________
_____________ the principal sum of ___________ Dollars on May 31, 1998, with interest thereon at the rate of ten percent (10%) per annum. This Note shall be subject to the following terms:

         1. Maturity.

         The entire principal amount of this Note shall be paid upon the earlier of (i) the day following the day on which the Company closes an offering of any equity or debt security pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange commission or (ii) May 31, 1998.

         2. Interest.

         The Company promises to pay interest on the unpaid principal amount of this Note at the rate of ten percent (10%) per annum. Interest will be payable monthly in arrears beginning on August 1, 1996 (an "Interest Payment Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         3. Method of Payment.

         The Company will pay interest on this Note to the person who is the holder of this Note on the Interest Payment Date (the "Holder"). The Holder must surrender this Note to the Company to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

         4. Note Purchase Agreement, Limitations.

         This Note is one of a series of similar notes (the "Notes") issued by the Company pursuant to the Note Purchase Agreement dated as of June 19, 1996 (the "Note Agreement") between the Company, the purchasers of the Notes (including the Holder) and certain other parties. The terms of this Note include those stated in the Note Agreement and the Holder of this Note is entitled to the benefits of the Note Agreement, including the Guaranty set forth therein. Capitalized terms used but not defined herein have the meanings ascribed to them in the Note Agreement.

         5. Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Note Agreement and this Note may be amended or supplemented to the extent and in the manner provided in the Note Agreement.

         6. Defaults and Remedies.

         An Event of Default shall occur if:

         (i) the Company defaults in the due and punctual payment of the principal of, or interest on, any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise and such default continues for a period of fifteen
(15) days;

         (ii) there occurs any material breach by the Company of any covenant contained in this Note and/or material default by the Company in any provision of the Note Agreement and such breach or default continues for a period of fifteen (15) days after the Holder shall have notified the Company in writing as to such occurrence; or

         (iii) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or

         (iv) an order, judgment or decree is entered adjudicating the Company or any subsidiary bankrupt or insolvent; or

         (v) the Company petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company, or of any substantial part of the assets of the Company, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a subsidiary) relating to the Company or a subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect; or

         (vi) any such petition or application is filed, or any such proceedings are commenced, against the Company, and the Company by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

         (vii) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

         (viii) any order, judgment or decree is entered in any proceedings against the Company decreeing a split-up of the Company which requires the divestiture of a substantial part of the assets of the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

         (ix) the Company is in material default under the terms of any of the Company's credit facilities, or, is in material default under any other agreement for, or instrument evidencing, borrowed money and such default continues for a period in excess of any applicable grace period with respect thereto.

         If an Event of Default occurs and is continuing, the Holder may declare all unpaid principal of and accrued interest to the date of acceleration on this Note to be due and payable immediately, all as and to the extent provided herein and in the Note Agreement.

         7. Governing Law.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law principals.

         8. Note Agreement to Control.

         In the case of any conflict between the provisions of this Note and the Note Agreement, the provisions of the Note Agreement shall control.

         The Company will furnish to any Holder, upon written request and without charge, a copy of the Note Agreement. Requests may be made to:

                         Kat*Man*Du Entertainment Corp.
                         417 Columbus Blvd.
                         Philadelphia, Pennsylvania 19123

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer, effective as of the date of issuance hereof.


                               KAT*MAN*DU ENTERTAINMENT CORP.

                               By: ______________________________
                               Name:
                               Title:

         AGREEMENT entered into among KATMANDU ENTERTAINMENT CORP. (the "Company"), a Delaware corporation having its principal place of business at 415 North Columbus Boulevard, Philadelphia, Pennsylvania on the one hand and WILLIAM HARRIS & CO. EMPLOYEE PROFIT SHARING TRUST, IRVING HARRIS FOUNDATION, HARRIS FOUNDATION #2 and ASTRO COMMUNICATION (collectively, the "Noteholders") on the other, all having an address c/o Steven A. Hirsh, 2 North LaSalle, Suite 505, Chicago IL 60602.

                                   WITNESSETH

         WHEREAS, the Company and the Noteholders entered into a Note Purchase Agreement, dated as of June 19, 1996, pursuant to which the Noteholders agreed to purchase from the Company and the Company agreed to sell to the Shareholders the Company's 10% promissory notes due May 31, 1998 in the aggregate principal amount of $550,000 (the "Notes"); and

         WHEREAS, under the terms of the Note Purchase Agreement and the Notes the Notes are due upon the earlier of May 31, 1998 and the day which follows the day on which the Company closes an offering of shares of its common stock, par value $.001 per share (the "Common Stock"), pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission
(a "Public Offering"); and

         WHEREAS, in connection with the purchase of the Notes, the Company issued to the Noteholders an aggregate of 70,834 shares of Common Stock; and

         WHEREAS, the Company has entered into a new letter of intent with a new underwriter (the "Underwriter") concerning a proposed public offering of its Common Stock (the "Public Offering") and as an inducement to the underwriter to issue such letter of intent the Shareholders have agreed to certain amendments and modifications to the Note Purchase Agreement; and

         WHEREAS, the Company and the Shareholders wish to amend the terms of the Note Purchase Agreement.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The maturity date of the Notes shall be the day which is one year after the date on which the Public Offering of the Company's Common Stock is consummated.
   >

         2. Immediately prior to the Public Offering, each Noteholder shall sign a "lock-up" agreement with the Underwriter and the Company which will provide that for a period of twelve (12) months following the effective date of the Company's Registration Statement on Form SB-2 (the "Lock-up Period"), he, she or it will not, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any shares of Common Stock or options, rights, warrants or other securities convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for shares of Common Stock (whether or not beneficially owned by such Noteholder), or any beneficial interest therein. Upon the expiration of the Lock-Up Period, the Company will use its best efforts to register the Shares under the Securities Act of 1933, as amended, and any corresponding state securities laws, such appropriate registration form promulgated by the Securities and Exchange Commission as shall be selected by the Company.


         3. The Company will not include the Noteholders as "selling securityholders" in its Registration Statement filed in connection with the Public Offering.

         4. Except as otherwise set forth herein all other terms of the Note Purchase Agreement shall remain in full force and effect.

         5. Nothwithstanding anything contained herein to the contrary, in the event, the Public Offering is not consummated by March 31, 1997, this Agreement shall be null and void.

         6. This Agreement may be executed in one or more counterparts which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of December, 1996.


                                 KATMANDU ENTERTAINMENT CORP.


                                 By:___________________________________________
                                      S. Lance Silver, Chief Executive Officer


                                 WILLIAM HARRIS & CO. EMPLOYEE
                                 PROFIT SHARING TRUST


                                 By:___________________________________________
                                       Steven A. Hirsh, Portfolio Manager



                                 IRVING HARRIS FOUNDATION



                                 By:___________________________________________
                                        Steven A. Hirsh, Portfolio Manager


                                 HARRIS FOUNDATION #2



                                 By:___________________________________________
                                        Steven A. Hirsh, Portfolio Manager


                                 ASTRO COMMUNICATION

                                 By:___________________________________________
                                        Steven A. Hirsh, President